Exhibit (s)(i)

POWER OF ATTORNEY

Each of the undersigned Trustees do constitute and appoint each of Bruce N. Alpert, Andrea R. Mango and John C. Ball as his or her true and lawful attorney-in-fact to execute and sign any Registration Statement on Form N-2 under the Securities Act of 1933 and the Investment Company Act of 1940, as amended, of The Gabelli Dividend & Income Trust (the “Fund”), and all amendments and supplements thereto, and to file the same with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of securities issued by the Fund, and to file any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the foregoing as fully to all intents and purposes as the undersigned Trustees themselves might or could do.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, each of the undersigned Trustees have executed this Power of Attorney as of the 14th day of June, 2019.

Signature	Title

/s/ Mario J. Gabelli
Mario J. Gabelli	Trustee

/s/ James P. Conn
James P. Conn	Trustee

/s/ Frank J. Fahrenkopf, Jr.
Frank J. Fahrenkopf, Jr.	Trustee

/s/ Michael J. Melarkey
Michael J. Melarkey	Trustee

/s/ Kuni Nakamura
Kuni Nakamura	Trustee

/s/ Salvatore M. Salibello
Salvatore M. Salibello	Trustee

/s/ Edward T. Tokar
Edward T. Tokar	Trustee

/s/ Anthonie C. van Ekris
Anthonie C. van Ekris	Trustee

/s/ Susan V. Watson
Susan V. Watson	Trustee

/s/ Salvatore J. Zizza
Salvatore J. Zizza	Trustee

[GDV Shelf Power of Attorney]